SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): October 14, 2005

Bullion River Gold Corp.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Nevada
(STATE OR OTHER JURISDICTION OF
INCORPORATION OR ORGANIZATION)

0-20317 COMMISSION FILE NUMBER 1325 Airmotive Way, Suite 325, Reno, Nevada (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	88-0270266 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 89502 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (775) 324-4881

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

AMENDMENT NO. 2 ON FORM 8-K/A

BULLION RIVER GOLD CORP.

February 1, 2006

Explanatory Note:

This Amendment No. 2 on Form 8-K/A is filed solely to revise the disclosures in the Bullion River Gold Corp. Form 8-K filed December 16, 2005 (the “Initial Filing”) as amended by Amendment No. 1 on Form 8-K/A filed December 21, 2005 (the “First Amendment”) regarding: (a) the number shares of Registrant’s Common Stock to be issued pursuant to certain anti-dilution provisions, (b) the number of warrant shares issuable pursuant to certain anti-dilution provisions, (c) the investor information set forth in Exhibit 99.1, and (d) the Securities Purchase Agreements, Registration Rights Agreement and the Common Stock Purchase Warrants, filed as Exhibit 99.2 through Exhibit 99.6. The other items and exhibits to the Initial Filing and the First Amendment further remain unchanged and are not amended hereby.

Item 3.02 Unregistered Sales of Equity Securities.

The Registrant is obligated under certain anti-dilution provisions set forth in the securities purchase agreements and oral agreements used in connection with the sale and purchase of units in the Registrant in a prior private offering (“Prior Offering”), to issue to the purchasers in such Prior Offering, in the aggregate, 2,077,794 shares of Common Stock.

Item 8.01 Other Events.

Registrant is obligated under certain anti-dilution provisions set forth in oral agreements and common stock purchase warrants issued in connection with the Prior Offering, to reduce the exercise price of the warrants issued in connection with the Prior Offering and increase the number of warrant shares issuable to the purchasers in such Prior Offering, in the aggregate, by 4,115,911 shares.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1.  List of Investors, Subscription Amounts and Type of Investment Documents Signed.

99.2 Type A - Form of Securities Purchase Agreement for Reg D Investors.

99.3 Type A - Form of Securities Purchase Agreement for Reg S Investors.

99.4 Type B - Form of Securities Purchase Agreement for Reg D Investors.

99.5 Type B - Form of Securities Purchase Agreement for Reg S Investors.

99.6 Form of Registration Rights Agreement.

99.7 Type A - Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg D Investors.

99.8 Type A - Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg S Investors.

99.7 Type B - Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg D Investors.

99.8 Type B - Form of Common Stock Purchase Warrant issued in connection with the Securities Purchase Agreement for Reg S Investors.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 1, 2006

Bullion River Gold Corp.

By:	/s/ Peter M. Kuhn

Peter M. Kuhn Chief Executive Officer